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                                                                    EXHIBIT 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to incorporation by reference of our report dated March 18, 1999, except for Note 15, as to which the date is November 29, 1999 relating to the financial statements of Novalis Corporation, which appears in The TriZetto Group, Inc. Current Report on Form 8-K dated February 14, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP


Orange County, California
June 13, 2001